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                                                                     EXHIBIT 3.8

                 CINCINNATI MILACRON INTERNATIONAL FINANCE CORP.

                                     BY-LAWS

                           Incorporated under the laws
                            of the State of Delaware


                                                 This is the document marked "A"
                                                 referred to in the Affidavit of
                                                 Wayne F. Taylor made this 28
                                                 day of October, 1991.

                                                 Before me, /s/ Gloria E. Lucas
                                                            -------------------
                                                               Notary Public
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                                     BY-LAWS

                                       of

                 CINCINNATI MILACRON INTERNATIONAL FINANCE CORP.

                                    ARTICLE I

                                     Offices

            Section 1. Principal Office. The principal office of Cincinnati Milacron International Finance Corp. (hereinafter called the Company) in the State of Delaware shall be in the City of Wilmington, County of New Castle, and the resident agent in charge thereof shall be The Corporation Trust Company.

            Section 2. Other Offices. The Company may also have an office or offices, and keep the books and records of the Company, except as may otherwise be required by the laws of the State of Delaware, at such other place or places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Company require.

                                   ARTICLE II

                            Meetings of Shareholders

            Section 1. Place of Meeting. Each meeting of the shareholders of the Company shall be held at the principal

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office of Cincinnati Milacron Inc., 4701 Marburg Avenue, Cincinnati, Ohio 45209,
U.S.A., or at such other place within said city as may be fixed by the Board of Directors and specified in the notice or waiver of notice thereof.

            Section 2. Annual Meetings. The annual meeting of shareholders of the Company for the election of directors and for the transaction of such other business as may come before the meeting shall be held at 10 o'clock in the forenoon on the third Tuesday in April, if not a legal holiday under the laws of the State in which the meeting shall be held, and, if a legal holiday, then on the next succeeding business day not a legal holiday under the laws of said State.

            Section 3. Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by law, may be called at any time by the President or by order of the Board of Directors or by a shareholder or shareholders holding of record at least twenty-five per cent (25%) of all the shares of the Company then outstanding and entitled to vote thereat.

            Section 4. Notice of Meetings. Except as otherwise provided by law, notice of each meeting of the shareholders, whether annual or special, shall be given, not

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less than ten days before the day on which the meeting is to be held, to each shareholder of record entitled to vote at such meeting by delivering a written or printed notice thereof to him personally, or by mailing such notice in a postage prepaid envelope addressed to him at his post-office address furnished by him to the Secretary of the Company for such purpose, or, if he shall not have furnished his address to the Secretary of the Company for such purpose, then at his post-office address as it appears on the records of the Company, or by transmitting a notice thereof to him at such address by telegraph, cable, radio or wireless. Except where expressly required by law, no publication of any notice of a meeting of shareholders shall be required. Every such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise by law or by the Certificate of Incorporation of the Company or by these By-laws expressly provided. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy, or who shall have waived notice thereof as provided in Article X of these By-laws. Notice of any adjourned meeting of the shareholders shall not be required to be given, except when expressly required by law.

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            Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power, present in person or by proxy at any meeting of the shareholders, shall constitute a quorum, unless by law or by the provisions of the Certificate of Incorporation of the Company the affirmative vote of a greater percentage of the voting power is required for the approval of any specified matter, in which case, as to such matter, the holders of shares entitling them to exercise such percentage of the voting power shall constitute a quorum with respect to such matter.

            Section 6. Adjournments. If at any annual or special meeting a quorum shall fail to attend in person or by proxy, a majority in interest of the shareholders attending in person or by proxy at the time and place of such meeting may adjourn the meeting from time to time without further notice, other than by announcement at the meeting at which such adjournment is taken, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting of shareholders holding such number of shares as is required by law or by the Certificate of Incorporation of the Company or by these

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By-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if shareholders holding such number of shares as is required in respect of such other matter or matters shall be present in person or by proxy.

            Section 7. Organization. At every meeting of the shareholders, the Chairman of the Board, or, in his absence, the President, or, in the absence of both the Chairman of the Board and the President, any Vice-President, or, in the absence of all such officers, a chairman chosen by a majority vote of the shareholders present in person or by proxy and entitled to vote thereat, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary, shall act as secretary at all meetings of the shareholders. In the absence of the Secretary and the Assistant Secretaries, the chairman may appoint any person present to act as secretary of the meeting.

            Section 8. List of Shareholders. It shall be the duty of the Secretary or other officer of the Company who shall have charge of its stock ledger, either directly or through another officer of the Company designated by him or through a transfer agent or transfer clerk appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of the shareholders for the

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election of directors of the Company, a complete list of the shareholders entitled to vote thereat, arranged in alphabetical order. Such list shall be open, at the place where said meeting is to be held, for said ten (10) days, to the examination of any shareholder, and shall be produced and kept at the time and place of said meeting during the whole time thereof and subject to the inspection of any shareholder who shall be present thereat. Upon the wilful neglect or refusal of the directors to produce such list at any election, they shall be ineligible to any office at such election. The original or duplicate stock ledger shall be the only evidence as to who are the shareholders entitled to examine such list or the books of the Company, or to vote in person or by proxy at such election.

            Section 9. Business and Order of Business. At each meeting of the shareholders such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of such meeting or in a waiver of notice thereof, except as otherwise by law or by the Certificate of Incorporation of the Company or by these By-laws expressly provided. The order of business at all meetings of the shareholders shall be as determined by the chairman, unless a majority in interest of the shareholders present in person or by proxy at such meeting and entitled to vote thereat shall otherwise determine.
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            Section 10. Voting. Except as otherwise provided by law or by the
Certificate of Incorporation of the Company, each shareholder of record shall be entitled at each meeting of shareholders to one vote for each share of the Company registered in his name on the books of the Company

            (1) on the date fixed pursuant to Section 5 of Article VII of these By-laws as the record date for the determination of shareholders entitled to notice of and to vote at such meeting; or

            (2) if no such record date shall have been fixed, then at the time of such meeting.

            Shares of the Company belonging to the Company shall not be voted upon directly or indirectly. At all meetings of the shareholders, all matters (except in special cases where other provision is made by law and except as otherwise provided in the Certificate of Incorporation of the Company) shall be decided by a majority of the votes cast by the shareholders present in person or by proxy and entitled to vote thereat, a quorum being present. Unless required by law, or demanded by a shareholder present in person or by proxy at such meeting and entitled to vote thereat, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by ballot. Upon a demand by any such shareholder for a vote by

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ballot upon any question or election, such vote shall be taken by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or by his proxy as such if there be such proxy, and shall state the number of shares voted by such shareholder or proxy.

            Section 11. Inspectors. Inspectors of election for each meeting of shareholders may be appointed in the manner provided by law, and shall have the duties and authority and shall make the determinations provided by law. Inspectors need not be stockholders.

            Section 12. Action by Consent. Any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting if all the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to the action being taken.

                                   ARTICLE III

                               Board of Directors

            Section 1. General Powers. The Board of Directors shall manage and conduct the property, affairs and business of the Company and may exercise all such authority and powers of the Company and do all such lawful acts and things as are not by law, the Certificate of Incorporation

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of the Company or these By-laws directed or required to be exercised or done by the shareholders.

            Section 2. Number and Term of Office. The number of directors shall be such number, not less than three nor more than twelve, as shall from time to time be determined by the Board of Directors; and, unless otherwise determined by the Board, shall be four. Directors need not be stockholders. Each director shall hold office until the annual meeting of the shareholders next following his election and until his successor shall have been elected and shall qualify, or until his death, or until he shall resign, or until he shall have been removed in the manner hereinafter provided.

            Section 3. Election of Directors. At each meeting of the shareholders for the election of directors at which a quorum is present, the persons receiving the greatest number of votes shall be deemed elected.

            Section 4. Quorum and Manner of Acting. Except as otherwise provided by law or by these By-laws, one-third of the directors (but not less than two) shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority

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of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

            Section 5. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

            Section 6. First Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each election of directors and on the same day, and at the same place at which regular meetings of the Board are held, or as may be otherwise provided by resolution of the Board. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors or in a consent and waiver of notice thereof signed by all directors.

            Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is

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to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday.

            Section 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President or by any two (2) of the directors.

            Section 9. Notice of Meetings. Notice of each regular and special meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be given personally or by telephone, at least two (2) days before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof except as otherwise in these By-laws expressly provided. Notice of any meeting of the Board need not be given to any director who shall have waived notice thereof as provided in Article X of these By-laws; and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all of the directors shall be present thereat.

            Section 10. Organization. At each meeting of the Board of Directors the Chairman of the Board, or in his absence the President, or in his absence a director chosen

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by a majority of the directors present, shall act as chairman. The Secretary, or in his absence an Assistant Secretary, or in the absence of the Secretary and Assistant Secretaries, any person appointed by the chairman, shall act as secretary of the meeting.

            Section 11. Order of Business. At all meetings of the Board of Directors business shall be transacted in the order determined by the chairman of the meeting, subject to the approval of the Board.

            Section 12. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

            Section 13. Resignations. Any director of the Company may resign at any time by giving written notice to the President or to the Secretary of the Company. The resignation of any director shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section 14. Removal of Directors. Any director may be removed, either with or without cause, at any time, by the vote of the holders of record of a majority of the

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outstanding shares having voting power at a special meeting of the shareholders called for the purpose.

            Section 15. Vacancies. Any vacancy in the Board of Directors caused by death, resignation, disqualification, removal, an increase in the number of directors, or any other cause, may be filled by a majority of the remaining directors (though less than a quorum), and each director so chosen shall hold office until the next annual election and until his successor shall be duly elected and qualified, unless sooner displaced.

            Section 16. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board. Nothing herein contained shall be construed so as to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

            Section 17. Indemnification of Employees, Officers and Directors.

            (a) Any person who is or was an employee, officer or director of the Company, or of any other corporation which he served as such at the request of the Company, shall, unless prohibited by law, be indemnified by the Company in accordance

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with paragraph (b) below against reasonable expense and any liability, paid or incurred by him in connection with or resulting from any claim, action, suit or proceeding (whether brought by or in the right of the Company or such other corporation or otherwise), civil or criminal, including any appeal therein, in which he may be involved, or threatened to be involved, as a party or otherwise, by reason of his being or having been an employee, officer or director of the Company or such other corporation, or by reason of any action taken or not taken in his capacity as such employee, officer or director, provided such person acted, in good faith, in what he reasonably believed to be in the best interest of the Company or such other corporation, as the case may be, and, in addition, with respect to any criminal actions or proceedings, reasonably believed that his conduct was lawful, and provided further that, in the case of a claim, action, suit or proceeding brought by or in the right of the Company to procure a judgment in its favor, such person has not been adjudged to have been derelict in the performance of his duty to the Company. The termination of any claim, action, suit or proceeding, civil or criminal, by judgment, settlement (whether with or without court approval), adverse decision or conviction after trial or upon a plea of

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guilty or of nolo contendere, or its equivalent, shall not create a presumption that an employee, officer or director did not meet the standards of conduct set forth in this paragraph (a). As used in this Section 17 the term "expense" shall mean counsel fees and disbursements and all other expenses (except any liability) relating to any such claim, action, suit or proceeding, and the term "liability" shall mean amounts of judgments, fines or penalties against, and amounts paid in settlement by, an employee, officer or director other than any amount payable to the Company in satisfaction of any judgment or settlement.

            (b) Any person referred to in paragraph (a) of this Section 17 who has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit or proceeding of the character described in paragraph (a) shall be reimbursed by the Company for his reasonable expense. Any other person claiming indemnification under said paragraph (a) shall be reimbursed by the Company for his reasonable expense and any liability if (i) a majority of those directors of the Company who are not parties to such claim, action, suit or proceeding, acting upon the advice of independent legal counsel (who may be regular counsel for

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the Company and who shall have generally recognized competence to advise upon the matter) selected by such directors, shall deliver to the Company their written findings that such person is entitled to such reimbursement under the provisions of said paragraph or (ii) if there be no such directors, such independent legal counsel selected by the Board of Directors, whether or not a disinterested quorum exists, shall deliver to the Company their written advise that, in their judgment, such person is so entitled.

            (c) Any expense incurred with respect to any claim, action, suit or proceeding of the character described in paragraph (a) of this Section 17 may be advanced by the Company prior to the final disposition thereof upon receipt of any undertaking by or on behalf of the employee, officer or director to repay such amount if it is ultimately determined that he is not to be indemnified under this Section 17.

            (d) The rights of indemnification provided in this Section 17 shall be in addition to any other rights to which any such employee, officer or director may otherwise be entitled under the articles, the regulations, any agreement, vote of shareholders or otherwise; and in the event of such person's death, such rights shall extend to his heirs

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and legal representatives. The foregoing rights shall be available whether or not such person continues to be an employee, officer or director at the time of incurring or becoming subject to such loss, expenses, costs and counsel fees and whether or not the claim asserted against him is based on matters which antedate the adoption of these paragraphs (a) to (d), inclusive, of this Section.

                                   ARTICLE IV

                         Executive and Other Committees

            Section 1. Appointment and Powers. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate annually three or more of their number one of whom shall be the President of the Company, to constitute an Executive Committee, and may delegate to such committee power to exercise in the intervals between the meetings of the Board of Directors any of the powers of the Board in the management of the business and affairs of the Company to the extent provided in said resolution and such powers may be general or confined to specific instances. Any member of the Executive Committee may be removed at any time by the vote of a majority of the whole Board.

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            Section 2. Procedure; Meetings; Quorum. The Executive Committee
shall fix its own rules of procedure, and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of the Executive Committee or of the Board of Directors. At every meeting of the Executive Committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

            Section 3. Resignations. Any member of the Executive Committee may at any time resign by giving written notice to the President or to the Secretary of the Company. Such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section 4. Other Committees. The Board of Directors may from time to time by resolution create such other committee or committees of directors, officers, employees or other persons designated by it for the purpose, to advise with the Board, the Executive Committee and the officers and employees of the Company in all such matters as the Board shall deem advisable and with such functions and duties as the Board shall by resolution prescribe; provided, however,

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that no such committee shall exercise the powers of the Board of Directors in the management of the business and affairs of the Company or have power to authorize the seal of the Company to be affixed to papers which may require it unless such committee shall consist entirely of three or more directors of the Company, shall be created by resolution passed by a majority of the whole Board and shall be so authorized by such resolution.

            A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power to change the number of members or the personnel of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause at any time.

            Section 5. Compensation. No member of any committee contemplated by these By-laws shall, as such, receive any stated salary for his services, but, by resolution of the Board of Directors, a fixed sum, not exceeding $100, may be allowed to members of such committees, other than to salaried officers or employees, for attendance at each meeting of any such committee. All members of such committees shall receive their expenses, if any, of attendance at meetings of such committees.

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Nothing herein shall be construed to preclude any member of any such committee from serving the Company in any other capacity and receiving proper compensation therefor.

                                    ARTICLE V

                                    Officers

            Section 1. Number. The officers of the Company shall be a Chairman of the Board, a President, one or more Vice-Presidents, a Treasurer and a Secretary. Other officers may be appointed in accordance with the provisions of
Section 3 of this Article V. One person may hold the offices and perform the duties of any two or more of said officers, except those of President and Secretary.

            Section 2. Election. Term of Office and Qualifications. The officers shall be chosen by the Board of Directors. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article V, shall hold office until his successor is chosen and shall have qualified or until his death or until he shall have resigned or shall have been removed in the manner hereinafter provided. The Chairman of the Board and the President shall be chosen from among the directors.

            Section 3. Appointive Officers, etc. The Board of Directors may from time to time appoint such other officers as

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it may deem necessary, including one or more additional Vice-Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries, and the Board of Directors or the President may from time to time appoint such agents and employees of the Company as may be deemed proper. Such officers, agents and employees shall hold office for such period, have such authority, and perform such duties as in these By-laws provided or as the Board of Directors or the President may from time to time prescribe. The Board of Directors may from time to time authorize any officer to appoint and remove agents and employees and to prescribe their powers and duties.

            Section 4. Removal. Any officer may be removed, either with or without cause, at any time, by the vote of a majority of the whole Board of Directors at any regular meeting, or at any special meeting called for the purpose.

            Section 5. Resignations. Any officer may resign at any time by giving notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section 6. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause shall

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                                                                              22

be filled for the unexpired portion of the term in the manner prescribed in these By-laws for election or appointment to such office.

            Section 7. Chairman of the Board. The Chairman of the Board shall, if present, preside at all meetings of the shareholders and of the Board of Directors and shall perform such other duties relating to the business and operations of the Company as may from time to time be assigned to him by the Board of Directors.

            Section 8. The President. The President shall be the Chief Executive Officer of the Company. The President shall have general supervision of the business, affairs and property of the Company and over its several officers, subject, however, to the authority of the Board of Directors. He shall be ex officio a member of all standing committees. He may sign and execute in the name of the Company all deeds, mortgages, bonds, contracts or other instruments authorized by the shareholders or the Board of Directors in accordance with law and these By-laws, except in cases where the signing and execution thereof shall be expressly delegated by the shareholders or the Board or by any committee designated thereby with power so to act or by these By-laws to some other officer or agent of the Company and except any instruments required by law or otherwise to be signed or executed, and may affix

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                                                                              23

the seal of the Company to any instrument requiring the same. He may sign, with the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, any or all certificates for shares of the Company; and, in general, shall, except as otherwise provided in these By-laws, perform all duties incident to the office or President and such other duties as from time to time may be assigned to him by the Board of Directors and shall perform such other duties as are prescribed by these By-laws.

            Section 9. The Vice-Presidents. Each Vice-President shall, except as otherwise provided in these By-laws, have such powers and perform such duties as the Board of Directors or any committee designated thereby with power so to act may from time to time prescribe and shall perform such other duties as may be prescribed by these By-laws. Any Vice-President may also sign, with the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, any or all certificates for shares of the Company. At the request of the President or in case of his absence or inability to act any Vice-President may act in his place.

            Section 10. The Secretary. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the shareholders, of the Board of Directors and of all committees designated thereby; shall

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                                                                              24

see that all notices are duly given in accordance with the provisions of these By-laws and as required by law; shall be custodian of the records and of the seal of the Company and see that the seal is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of these By-laws; shall keep or cause to be kept a register of the post-office address of each shareholder, and make or cause to be made all proper changes in such register, retaining and filing his authority for all such entries; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; may sign, with the President or any Vice-President, any or all certificates for shares of the Company; and, in general, shall, except as otherwise provided in these By-laws, perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors, or any committee designated thereby with authority so to act, or the President.

            Section 11. Assistant Secretaries. The Assistant Secretaries shall, except as otherwise provided in these By-laws, perform such duties as from time to time may be assigned to them by the President, the Secretary, the Board of Directors, or any committee designated thereby with power so to act. At

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                                                                              25

the request of the Secretary or in case of his absence or inability to act any Assistant Secretary may act in his place.

            Section 12. The Treasurer. The Treasurer shall give such bond, if any, for the faithful performance of his duties as the Board of Directors shall require. He shall have charge and custody of, and be responsible for, all funds and securities of the Company, and shall deposit all such funds in the name of the Company in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of these By-laws; shall render a statement of the condition of the finances of the Company at all regular meetings of the Board of Directors, and a full financial report at the annual meeting of the shareholders, if called upon to do so; shall receive, and give receipts for, moneys due and payable to the Company from any source whatsoever; may sign, with the President or any Vice-President, any or all certificates for shares of the Company; and, in general, shall, except as otherwise provided in these By-laws, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, or any committee designated thereby with power so to act, or the President.

            Section 13. Assistant Treasurers. Each of the Assistant Treasurers shall give such bond, if any, for the

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                                                                              26

faithful performance of his duties as the Board of Directors shall require. The Assistant Treasurers shall, except as otherwise provided in these By-laws, perform such duties as from time to time may be assigned to them by the President, the Treasurer, the Board of Directors, or any committee designated thereby with power so to act. At the request of the Treasurer or in case of his absence or inability to act any Assistant Treasurer may act in his place.

            Section 14. Salaries. The salaries of the Chairman of the Board and the President shall be fixed from time to time by the Board of Directors. The salaries of the other officers shall be fixed from time to time by the Board of Directors, or by the President pursuant to authority delegated to him by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Company or a member of any committee contemplated by these By-laws.

                                   ARTICLE VI

          Contracts, Checks, Bank Accounts, etc.

            Section 1. Contracts, etc., How Executed. The Board of Directors, or any committee designated thereby with power so to act, except as in these
By-laws otherwise provided, may authorize any officer or officers, agent or agents,
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                                                                              27

of the Company to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances; and, unless so authorized by the Board of Directors or by such committee or by these By-laws, no officer, agent or employee shall have any power or authority to bind the Company by any contract or engagement or to pledge its credit or to render is liable pecuniarily for any purpose or to any amount.

            Section 2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers, employee or employees, of the Company as shall from time to time be determined by resolution of the Board of Directors or a committee designated thereby with power so to act or as provided in these By-laws. Each of such officers and employees shall give such bond, if any, as the Board of Directors or such committee shall require.

            Section 3. Deposits. All funds of the Company shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositaries as the Board of Directors or a committee designated thereby with power so to act may from time to time designate, or as

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                                                                              28

may be designated by any officer or officers of the Company to whom such power may be delegated by the Board of Directors, or by such committee, and, for the purpose of such deposit, the President, or any Vice-President, or the Treasurer, or any Assistant Treasurer, or the Secretary, or any Assistant Secretary, or any other person designated by the Board of Directors or the President, may endorse, assign and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Company.

            Section 4. General and Special Bank Accounts. The Board of Directors or any committee designated thereby with power so to act may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries as it may designate of general and special bank accounts, and it may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these By-laws, as it may deem expedient.

            Section 5. Proxies. When authorized by resolution of the Board of Directors or of any committee designated by the Board of Directors with power so to act, the President or any Vice-President may from time to time appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as a shareholder or

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                                                                              29

otherwise in any other corporation any of whose shares or other securities may be held by the Company, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Company and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE VII

                            Shares and Their Transfer

            Section 1. Certificates for Shares. Certificates for shares of the Company shall be in such form as shall be approved by the Board of Directors. They shall be issued in consecutive order and shall be numbered in the order of their issue, and shall be signed by the President or a Vice-President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company, and sealed with the seal of the Company, and shall certify the number and class of paid-up shares held by the respective shareholders of the Company; provided, however, that where any such certificate is countersigned by a transfer agent who is not an employee of the Company, or by a transfer clerk and by a registrar, the signatures of any such President, Vice-President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer, and the seal of the Company thereon, may be facsimiles, engraved, stamped or printed. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used, printed or stamped on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, may nevertheless be adopted by the Company and used as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Company.

            The share record books and the blank share certificate books shall be kept by the Secretary or by a transfer agent or by a transfer clerk or by any other officer or agent designated by the Board of Directors.

            Section 2. Transfer of Shares. Transfers of shares of the Company shall be made only on the books of the
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                                                                              31

Company by the holder thereof, or by his attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Company or a transfer agent or a transfer clerk of the Company, if any, and on surrender of the certificate or certificates for such shares properly endorsed. The person in whose name shares stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company.

            Section 3. Addresses of Shareholders. Each shareholder shall designate to the Secretary or transfer agent of the Company an address at which notices of meetings and all other corporate notices may be served or mailed to him, and, if any shareholder shall fail to designate such address, corporate notices may be served upon him by mail directed to him at his post-office address, if any, as the same appears on the share record books of the Company or at his last known post-office address.

            Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any share of the Company shall immediately notify the Company of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors or a committee designated thereby with power so to act may, in its discretion, cause to be issued to him a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the Board of Directors or such committee may, in its discretion, require the owner of the lost or destroyed certificate or his legal representative to give the Company a bond in such sum and with such surety or sureties as it may direct to indemnify the Company against any claim that may be made against it on account of the alleged loss or destruction of any such certificate.

      Section 5. Closing of Transfer Books: Record Date. The Board of Directors may, by resolution, direct that the stock transfer books of the Company be closed for a period not exceeding fifty (50) days preceding the date of any meeting of the shareholders, or the date for the payment of any dividends, or the date for the allotment of any rights, or the date when any change or conversion or exchange of stock of the Company shall go into effect, or for a period not exceeding fifty (50) days in connection with obtaining the consent of shareholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding fifty
(50) days preceding the date of any meeting of the shareholders, or the date for the payment of any dividend, or the date for the allotment of any rights, or the date when any change or conversion or exchange of stock of the Company shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting and any adjournment or adjournments thereof, or entitled to receive payment of any such dividend, or to receive such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent, and in each such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment or adjournments thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid.

            Section 6. Examination of Books by Shareholders. The Board of Directors or any committee designated thereby with power so to act shall, subject to the laws of the State of Delaware, have power to determine, from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Company, or any of them, shall be open to inspection of the shareholders; and no shareholder shall have any right to inspect any account or book or document of the Company, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or such committee or of the shareholders of the Company.

                                  ARTICLE VIII

                                      Seal

            The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the words and figures "Cincinnati International Finance Corporation--Incorporated Delaware 1966", or such other words or figures as the Board of Directors may approve and adopt.

                                   ARTICLE IX

                                   Fiscal Year

            The fiscal year of the Company shall begin and end on such dates as shall be determined by the Board of Directors.

                                    ARTICLE X

                                Waiver of Notice

            Whenever any notice whatever is required to be given by these By-laws or the Certificate of Incorporation of the Company or the laws of the State of Delaware, the person entitled thereto may, in person or by attorney thereunto authorized, in writing or by telegraph, cable, radio or wireless, waive such notice, whether before or after the meeting or other matter in respect of which such notice is to be given, and in such event such notice need not be given to such person and such waiver shall be deemed equivalent to such notice.

                                   ARTICLE XI

                                   Amendments

            These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be made, at any annual or special meeting, by the shareholders having voting power, or at any regular or special meeting of the Board of Directors, by vote of a majority of the whole Board, provided that the proposed action in respect thereof shall be stated in the notice of such meeting. By-laws made, altered or amended by the Board shall be subject to alteration, amendment or repeal by the shareholders.

                                   ARTICLE XII

                                Emergency By-Laws

            Those Emergency By-Laws shall, not withstanding any different provisions in the Delaware corporation law or the Articles of Incorporation or the By-Laws, be operative during any emergency resulting from an attack on the United States or on a locality in which the Company conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which the quorum of the Board of Directors or a Standing committee thereof cannot readily be convened for action; however, these Emergency By-Laws shall not supercede any provision of said Articles of Incorporation or said By-Laws which is not in conflict with these Emergency By-Laws.

            During the existence of an emergency, special meetings of the Board of Directors may be called by any director or officer. The director or officer calling any such special meeting shall fix, and shall make a reasonable effort to notify all other directors of, the time and place of such special meeting, and such effort shall be deemed to constitute the giving of notice of such special meeting, and every director shall be deemed to have waived any requirement, of law or otherwise, that any other notice of such special meeting be given. At any such special meeting two directors shall constitute a quorum for the transaction of business including, without limiting the generality hereof, the filling of vacancies among directors and officers of the

Company and the election of additional Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Act of a majority of the directors present thereat shall be the act of the Board of Directors. If at any such special meeting of the Board of Directors there shall be only one director present, such director present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given of any such adjournment.

            The directors present at any such special meeting shall make reasonable effort to notify all absent directors of any action taken thereat, but failure to give such notice shall not affect the validity of the action taken at any such meeting. All directors, officers, employees and agents of, and all persons dealing with, the Company, if acting in good faith, may conclusively rely upon any action taken at any such special meeting.

            To the extent required to constitute a quorum at any meeting of the Board of Directors during an emergency, the officers of the Company who are present shall be deemed, in order of rank of office and within the same rank in order of election or appointment to such offices, directors for such meeting.